UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2021

Edesa Biotech, Inc.
(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	001-37619	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Spy Court Markham, Ontario, Canada L3R 5H6
(Address of Principal Executive Offices)
 (289) 800-9600
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares	EDSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Amendment of Stock Option and Incentive Plan

On April 22, 2021, Edesa Biotech, Inc. (the “Company”) held its 2021 annual general meeting of shareholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s shareholders approved an amendment to the Company’s 2019 Equity Incentive Compensation Plan (the “2019 Plan”) to increase the number of shares available for issuance under the 2019 Plan by 1,497,000 shares.  The amendment to the Plan became effective following its approval by the Company’s shareholders.

Under the 2019 Plan, the Company is authorized to grant options, restricted shares and restricted share units (RSUs) to any of its officers, directors, employees, and consultants and those of its subsidiaries and other designated affiliates. The 2019 Plan was originally adopted by the Company’s shareholders on October 22, 2019 by written consent following approval by the Company’s Board on October 16, 2019.  The Plan is administered by the Compensation Committee of the Company’s Board of Directors, subject to certain exceptions described in the 2019 Plan.

Following the Annual Meeting, Pardeep Nijhawan, the Company’s Chief Executive Officer, was granted an option to purchase 120,000 common shares of the Company, Kathi Niffenegger, the Company’s Chief Financial Officer, was granted an option to purchase 80,000 common shares of the Company and Michael Brooks, the Company’s President, was granted an option to purchase 80,000 common shares of the Company. Each of the options has a term of ten years, vests monthly in equal proportion over a period of thirty-six months beginning on the grant date, and have an exercise price of $5.45 per share.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, 8,081,196 common shares, or approximately 70% of the outstanding common shares entitled to vote, were represented by proxy or in person. Set forth below are the matters submitted to the shareholders at the Annual Meeting, all of which were approved:

●
the election of seven directors, nominated by the Company’s board of directors, to serve until the Company’s annual meeting of shareholders to be held in 2022 or until their successors are duly elected and qualified (“Proposal No. 1”);

●
the appointment of MNP LLP as the Company’s auditors and independent registered public accounting firm for the ensuing year (“Proposal No. 2”); and

●
the amendment to the 2019 Plan to increase the number of shares available for issuance under the 2019 Plan by 1,497,000 shares (“Proposal No. 3”).

The final voting results for each matter submitted to a vote of the Company’s shareholders are as follows:

Proposal No. 1. Election of the Company’s Directors.

Proposal to elect seven directors to the Board:

	For	Withhold	Broker Non-Votes
Lorin Johnson, PhD	6,103,053	20,686	1,957,457
Sean MacDonald	6,101,373	22,366	1,957,457
Pardeep Nijhawan, MD	6,106,121	17,618	1,957,457
Frank Oakes	5,896,041	227,698	1,957,457
Paul Pay	6,096,271	27,468	1,957,457
Carlo Sistilli, CPA, CMA	6,096,238	27,501	1,957,457
Peter van der Velden	6,090,324	33,415	1,957,457

Proposal No. 2. Appointment of Independent Registered Public Accounting Firm.

Proposal to approve the appointment of MNP LLP as the Company’s auditors and independent registered public accounting firm for the ensuing year.

For	Withhold	Broker Non-Votes
8,023,701	57,495	0

Proposal No. 3.  Amendment to the 2019 Plan.

Proposal to approve amendment to the 2019 Plan to increase the number of shares available for issuance under the 2019 Plan by 1,497,000 shares .

For	Against	Broker Non-Votes
5,804,643	319,096	1,957,457

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Amendment No. 1 to Edesa Biotech, Inc. 2019 Equity Incentive Compensation Plan.

* Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edesa Biotech, Inc.

Date: April 23, 2021	By:	/s/ Kathi Niffenegger
	Name:	Kathi Niffenegger
	Title:	Chief Financial Officer